UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2015

PRA Group, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	888-772-7326

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01      Regulation FD Disclosure.

Investor and Analyst Meetings

PRA Group, Inc. (The "Company") has prepared presentation materials (the “Presentation Materials”) that management intends to use from time to time on and after November 16, 2015 in presentations about the Company's operations and performance. The Company may use the Presentation Materials in presentations to current and potential investors, lenders and others. The Presentation Materials are furnished as Exhibit 99.1 to this Current Report on Form 8-K and will also be posted in the Investor Relations page of the Company's website,www.pragroup.com.

The information contained in the Presentation Materials is summary information that should be considered within the context of the Company's filings with the Securities and Exchange Commission and other disclosures that the Company may make by press release or otherwise from time to time. The Presentation Materials speak as of the date of this Current Report on Form 8-K.  The Company may elect to update the Presentation Materials in the future to reflect events and circumstances occurring or existing after the date of this Current Report on Form 8-K, however, it specifically disclaims any obligation to do so.

The information furnished in Item 7.01 and Exhibit 99.1 to this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

None.

(b) Proforma Financial Information.

None.

(c) Exhibits

Exhibit 99.1 Presentation Materials

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

November 16, 2015	By:	/s/ Kevin P. Stevenson

Name: Kevin P. Stevenson
President, Interim Chief Financial and Administrative Officer and Treasurer